Georgetown Savings Bank

PRESS RELEASE

Contact Information:
Joseph W. Kennedy, Senior Vice President/CFO
Georgetown Bancorp, Inc.
978-352-8600
joe.kennedy@georgetownbank.com

GEORGETOWN BANCORP, INC. COMMENCES
SYNDICATED COMMUNITY OFFERING
AND ANNOUNCES PRELIMINARY RESULTS OF SUBSCRIPTION AND COMMUNITY OFFERING

Georgetown, Massachusetts, June 19, 2012 – Georgetown Bancorp, Inc. (“Georgetown-Federal”) (OTCBB: GTWN), a federal corporation and the stock holding company for Georgetown Savings Bank, announced today that Georgetown Bancorp, Inc., a Maryland corporation (“New Georgetown”) and the proposed new holding company for Georgetown Savings Bank, will commence beginning on June 20, 2012, the syndicated community offering portion of the second-step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering.  On a preliminary basis, approximately 786,000 shares were subscribed for in the subscription and community offering for which Keefe, Bruyette & Woods, Inc. acted as selling agent. The total number of shares sold assumes 68,000 shares are subscribed for by the Georgetown Savings Bank Employee Stock Ownership Plan, or 8% of the total number of shares being offered at the minimum of the offering range. The final Employee Stock Ownership Plan subscription will be 8% of the total number of shares sold. All orders properly executed in the subscription and community offerings will be filled in whole.

The syndicated community offering will be managed by Keefe, Bruyette & Woods, Inc. and conducted on a best efforts basis whereby Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock in the syndicated community offering.

The completion of the conversion and offering is subject to, among other things, selling a minimum of 850,000 shares in the offering, the approval of the Plan of Conversion and Reorganization by the depositors of Georgetown Savings Bank, the stockholders of Georgetown-Federal and the corporators of Georgetown Bancorp, MHC at special meetings and the receipt of all necessary final regulatory approvals.

Georgetown-Federal is the holding company for Georgetown Savings Bank. Georgetown Savings Bank, with branch offices in Georgetown, North Andover and Rowley, Massachusetts, is committed to making a positive difference in the communities we serve. We strive to deliver exceptional personal service at all times and to help each of our customers achieve their unique financial goals through a competitive array of commercial and consumer banking services. To learn more about Georgetown Savings Bank, visit www.georgetownbank.com.

This press release contains certain forward-looking statements about the conversion and reorganization. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the transactions contemplated by the Plan of Conversion and Reorganization, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which Georgetown-Federal and its subsidiaries are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement.

Georgetown-Federal has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Georgetown-Federal are urged to read the proxy statement/prospectus because it contains important information. Stockholders and investors are able to obtain all documents filed with the Securities and Exchange Commission by Georgetown-Federal and New Georgetown free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Georgetown-Federal are available free of charge from the Corporate Secretary of Georgetown-Federal at 2 East Main Street, Georgetown, Massachusetts 01833, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Georgetown-Federal are participants in the solicitation of proxies in favor of the conversion from the stockholders of Georgetown-Federal. Information about the directors and executive officers of Georgetown-Federal is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

END